HANOVER BANCORP, INC.

33 Carlisle Street
Hanover, Pennsylvania  17331


                              March 20, 1998

To Our Shareholders:

On behalf of the Board of Directors and Management, I cordially invite you to attend the 1998 Annual Meeting of Shareholders of Hanover Bancorp, Inc. to be held at the Hanover Country Club, Lincolnway East, R.D. 1, Abbottstown, Pennsylvania, on Tuesday, April 21, 1998, at 9:30 a.m., prevailing time. Notice of the Annual Meeting, a Proxy Statement, a Proxy, an Annual Meeting Reservation Form and the 1997 Annual Report of Hanover Bancorp, Inc. are enclosed herewith. We hope you will take the opportunity to carefully review these materials.

At the Annual Meeting of Shareholders, you will be asked to elect four (4) directors to hold office for a three-year term and to transact such other business that may properly come before the meeting. There will also be a report to the shareholders as to the affairs of the Corporation and its banking subsidiary. Following the presentation, we will respond to questions received by the Corporation on the business reply Question Card included with the enclosed Proxy.

We strongly encourage you to vote your shares whether or not you plan to attend the meeting. It is very important that you mark, sign, date and return the enclosed Proxy card promptly. If you plan to attend the meeting, please return the Reservation Form along with your Proxy. A postage paid business reply envelope is provided herein for your convenience. If you do attend the meeting but have already returned a proxy and wish to vote in person, you must give written notice thereof to the Secretary of the Corporation so that your Proxy will be superseded by any ballot that you submit at the meeting.


Very truly yours,

/s/ Terrence L. Hormel

Terrence L. Hormel
Chairman of the Board

HANOVER BANCORP, INC.
33 Carlisle Street
Hanover, Pennsylvania  17331


NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held April 21, 1998


TO THE SHAREHOLDERS OF HANOVER BANCORP, INC.:

     Notice is hereby given that the Annual Meeting of Shareholders of HANOVER BANCORP, INC. (the "Corporation") will be held at the Hanover Country Club, Lincolnway East, R.D. 1, Abbottstown, Pennsylvania 17301, on Tuesday, April 21, 1998, at 9:30 a.m., prevailing time, for the following purposes:

          (1) to elect four (4) persons to the Board of Directors of the Corporation to hold office for a three-year term and until their successors are duly elected and qualified;

          (2) to transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

     The Board of Directors has established the close of business on February 28, 1998, as the record date for the determination of those shareholders who are entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof.

     A copy of the Corporation's Annual Report for the fiscal year ended December 31, 1997, is being mailed with this Notice. Copies of the Corporation's Annual Report or Form 10-K may be obtained at no cost by contacting Gerald M. Warner, Secretary, 33 Carlisle Street, Hanover, Pennsylvania 17331, telephone (717) 637-2201.

     IT IS IMPORTANT THAT YOUR SHARES ARE REPRESENTED AT THIS MEETING REGARDLESS OF THE NUMBER OF SHARES THAT YOU HOLD. PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED POSTAGE PAID ENVELOPE, IN ORDER THAT THE PRESENCE OF A QUORUM MAY BE ASSURED. THE GIVING OF SUCH PROXY DOES NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING AND GIVE WRITTEN NOTICE TO THE SECRETARY OF THE CORPORATION.

By Order of the Board of Directors
/s/ Gerald M. Warner

Gerald M. Warner
Secretary
March 20, 1998


YOUR ATTENTION IS DIRECTED TO THE PROXY STATEMENT ACCOMPANYING THIS NOTICE OF MEETING OF SHAREHOLDERS.

     HANOVER BANCORP, INC.
     PROXY STATEMENT

FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 21, 1998

Date, Time and Place of Annual Meeting

     This Proxy Statement is being furnished in connection with the solicitation by the Board of Directors of Hanover Bancorp, Inc. (the "Corporation" or "Company") of Proxies to be voted at the Annual Meeting of Shareholders of the Corporation to be held on Tuesday, April 21, 1998, at 9:30 a.m., prevailing time, at the Hanover Country Club, Lincolnway East, R.D. 1, Abbottstown, Pennsylvania 17301, and at any adjournment or postponement of the Annual Meeting. This Proxy Statement and the enclosed form of Proxy (the "Proxy") are first being sent to shareholders on or about March 20, 1998, to shareholders of record of the Corporation as of February 28, 1998. Hanover Bancorp, Inc. is a Pennsylvania business corporation. The principal executive office of the Corporation is in the Administration Center located at 33 Carlisle Street, Hanover, Pennsylvania 17331. The telephone number for the Corporation is
(717) 637-2201. All inquiries should be directed to the Secretary, Hanover Bancorp, Inc. at the above address. The Bank of Hanover and Trust Company (the "Bank") is the wholly-owned subsidiary of the Corporation.


Solicitation and Voting of Proxies

     Shares of common stock of the Corporation may be voted by shareholders
in person or by proxy.   Holders of common stock are entitled to one vote
per share and do not have cumulative voting rights in the election of directors.

     If the proxy enclosed herewith (the "Proxy") is properly executed and returned, the shares represented by it will be voted in accordance with the directions thereon; or if no directions are indicated, the Proxy will be voted "FOR" the election to the Board of Directors of the four (4) nominees listed in this Proxy Statement. If any other matters should be presented at the Annual Meeting on which a vote may properly be taken, it is intended that the shares represented by Proxies at such meeting will be voted with respect thereto in the sole discretion of the proxyholders.

     Proxies are being solicited by and on behalf of the Board of Directors of the Corporation (the "Board"). All expenses of this solicitation, including the cost of preparing, assembling, printing, mailing and soliciting Proxies, and any additional material which the Corporation may furnish shareholders in connection with the Annual Meeting, will be borne by the Corporation. Directors, officers and employees of the Corporation or the Bank may, with no additional compensation, use telephone and other means of communication to request the holders of common stock to return their Proxies. The Corporation will not pay any compensation for the solicitation of Proxies, but may reimburse nominees, fiduciaries and other custodians for their reasonable expenses in sending Proxy materials to their principals and obtaining their instructions.

Revocability of Proxy

     If the enclosed Proxy is executed and returned, it nevertheless may be revoked at any time prior to its exercise, only (1) by giving written notice of revocation to Gerald M. Warner, Secretary, Hanover Bancorp, Inc., 33 Carlisle Street, Hanover, Pennsylvania 17331, (2) by executing a later-dated Proxy and giving written notice thereof to the Secretary of the Corporation, or (3) by voting in person after giving written notice to the Secretary of the Corporation.


Voting Securities and Record Date

     The close of business on February 28, 1998, has been fixed as the record date for determination of shareholders entitled to notice of and to vote at the Annual Meeting. The Corporation currently is authorized to issue 6,750,000 shares of Common Stock, par value $1.11 per share (the "Common Stock") and 2,000,000 shares of Preferred Stock, par value $2.50 per share (the "Preferred Stock"). At the close of business on February 28, 1998, the Corporation had outstanding 2,944,866 shares of Common Stock and no shares of Preferred Stock. Common Stock is entitled to one vote per share.


Quorum and Required Vote

     Pursuant to Article III, Section 6 of the By-laws of the Corporation, the presence, in person or by Proxy, of shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast shall constitute a quorum for the transaction of business at the Annual Meeting. Under Pennsylvania law and the Corporation's By-laws, the presence of a quorum is required for each matter to be acted upon at the Annual Meeting. Votes withheld and abstentions will be counted in determining the presence of a quorum for the particular matter. Broker non-votes will not be counted in determining the presence of a quorum for the particular matter as to which the broker withheld authority. Shareholders will not be entitled to cumulate their votes in the election of directors.

     The four (4) nominees receiving the highest number of votes will be elected.


Principal Owners of the Corporation's Shares

     As of February 28, 1998, the following shareholder of record is known by the Board to be the beneficial owner of more than five percent of the Corporation's outstanding Common Stock:

                               Amount and Nature of
Name of Individual                 Beneficial                Percent
or Identity of Group               Ownership                 of Class
Bank of Hanover & Trust Company      201,020                    6.83%
25 Carlisle Street
Hanover, PA 17331

                                     2

Ownership of Securities by the Corporation's
Directors, Nominees and Principal Officers

     The following table sets forth information as of February 28, 1998, regarding the amount and nature of ownership of Common Stock of the Corporation by each director, each nominee and by all of the directors, nominees and principal officers of the Corporation as a group.  Each such individual has sole voting and investment power with respect to the shares listed except as otherwise indicated in the footnotes to the table.
                              Amount and Nature of
 Name of Individual                Beneficial                Percent
or Identity of Group           Ownership(1)(2)(3)          of Class(1)
Thomas M. Bross, Jr.                 120,847                    4.10%
Michael D. Bross                       7,044   (4)               .24%
S. Forry Eisenhart, Jr.               13,008   (5)               .44%
Bertram F. Elsner                      6,036   (6)               .20%
J. Daniel Frock                       17,177   (7)               .58%
Gordon A. Haaland, PhD                   565                     .02%
John S. Hollinger, Jr.                 8,712                     .30%
Terrence L. Hormel                    16,978   (8)               .58%
Earl F. Noel, Jr.                      7,336   (9)               .25%
Vincent P. Pisula, MD                 52,714  (10)              1.79%
J. Bradley Scovill                     8,000  (11)               .27%
Charles W. Test                       11,994  (12)               .41%

All directors and principal officers
of the Corporation as a group
(18 persons)                         273,636                    9.29%

(1)  The securities "beneficially owned" by an individual are determined in accordance with the definition of "beneficial ownership" set forth in the General Rules and Regulations of the
     Securities and Exchange Commission and may include securities owned by or for the individual's spouse and minor children and any other relative who has the same home, as well as securities to which the individual has or shares voting or investment power or has the right to acquire beneficial ownership within 60 days after February 28, 1998.

(2)  Information furnished by the directors and the Corporation.

(3)  Unless otherwise indicated, shared voting power results from joint ownership with the referenced persons.

(4)  Includes 3,791 shares of which Mr. Bross shares voting power with his wife, Nancy J. Bross.

(5)  Includes 4,710 shares for which Mr. Eisenhart is trustee of accounts for his father, S. Forry
     Eisenhart, Sr. (3,000 shares), and for each of his three children (570 shares each).

(6)  Includes  339 shares of which Mr. Elsner shares voting power with his wife, Joyce C. Elsner.

(7)  Includes 16,196 shares of which Mr. Frock shares voting power with his wife, Joanne K. Frock.

(8)  Includes 2,697 shares held by Mr. Hormel's wife, Monna B. Hormel.

(9)  Includes 6,496 shares of which Mr. Noel shares voting power with his wife, Charmian E. Noel.

(10) Includes 22,502 shares held by Dr. Pisula's wife, Amy R. Pisula.

(11) Includes 2,211 shares of which Mr. Scovill shares voting power with his wife, Joanne M. Scovill.

(12) Includes 315 shares held by Mr. Test's wife, Ingeborg G. Test.

                                     3

Election of Directors

     The By-laws of the Corporation provide that the Corporation's business shall be managed by its Board. Article III, Section 1 of the By-laws provides that the number of directors shall not be less than five nor more than twenty-five and that the members of the Board shall hold office for three years or until their successors are duly elected and qualified. The Board shall determine how many directors shall be elected at each Annual Shareholders Meeting to serve during the ensuing year. The Board may, within the limitations described above, increase the number of directors by not more than two in any one year, provided that they serve for a term to expire at a time designated by the Board. Every director shall be a shareholder of the Corporation and he shall own, in his own right, as tenant by the entirety with his spouse, or beneficially, one hundred shares of the common stock of the Corporation. No person, except those who were serving as directors as of June 2, 1982, shall be eligible for election after he or she shall have obtained the age of 70. Pursuant to Article III, Section 3 of the By-laws, vacancies on the Board may be filled by the remaining members of the Board, though less than a quorum, and any director or directors so elected shall hold office for the unexpired term of the director or directors who he, she or they replace, and until his, her or their successor or successors are elected by the shareholders and qualify.

     On the date of the Annual Meeting, the Board will consist of twelve members. Four (4) nominees are to be elected to hold office for a three-year term and until their successors are duly elected and qualified. The names of the nominees for election and the names of the other directors whose terms continue following the Annual Meeting are shown below. Following the Annual Meeting, the Board will consist of twelve members. It is the intention of persons designated in the Proxy to vote "FOR" the nominees listed. If any nominee or nominees should become unavailable for election (which is not expected), the Proxies will vote "FOR" such other individuals as the Board may recommend. All business experience shown for each director is for a period of at least five years.

     Management and the Board recommend the four (4) nominees for election to the Board and intend to vote their shares "FOR" the nominees.


Nominees for Director Whose Term Expires in 2001  And Current
Directors Whose Term Expires in 1998

     BERTRAM F. ELSNER, age 61, is President and Chief Executive Officer of Elsner Engineering Works, Inc., which designs and manufactures automatic rewinding machines and specialty machinery. He has served as Director of the Bank since 1985 and of the Corporation since December 1985. Mr. Elsner is Chairman of the Bank's Audit and Compliance Committee, and a member of the Bank's Executive, and Building Committees. He is serving or has served on the Bank's Loan Committee during the past year.

     J. DANIEL FROCK, age 58, is co-owner and President of Frock Bros. Trucking, Inc., which provides 48-state truck service to manufacturers and shippers of industrial goods, food and agricultural products and consumer wares. Prior to joining Frock Bros. Trucking, Inc., Mr. Frock was employed by Hanover Wire Cloth Division of CCX, Inc., most recently as Vice President of Operations. He has served as a Director of the Bank since 1985 and of the Corporation since December 1985. Mr. Frock is a member of the Bank's Audit and Compliance, Trust, and Strategic Planning Committees. He is serving or has served on the Bank's Loan Committee during the past year.

     GORDON A. HAALAND, PhD, age 57, is President of Gettysburg College. Dr. Haaland was named as a Director of the Corporation and Bank in December 1997. He is a member of the Bank's Finance and Trust Committees. He previously served on the Board of First New Hampshire Bancorp, in New Hampshire for five years.

     JOHN S. HOLLINGER, JR., age 55, is a Real Estate Broker and owner of the Hollinger Group, Real Estate Co. He is active in real estate sales, rentals, management, appraisals and land subdivision and development. He is Vice Chairman of the Board of Directors of the Corporation and the Bank. Mr. Hollinger has served as a Director of the Bank since 1978 and of the Corporation since August 1983. He is Chairman of the Bank's Building Committee, and a member of the Bank's Executive, and Trust Committees. He is serving or has served on the Bank's Loan Committee during the past year.

Directors to Continue in Office Until 1999

     MICHAEL D. BROSS, age 44, is President of Berwick Enterprises, Inc. which is the operating company for The Bridges Golf Club. He is also owner of Stonewood Farms which operates turkey farms and raises cutting horses. Prior to the establishment of Stonewood Farms and Berwick Enterprises, Mr. Bross was employed by Round Hill Foods, Inc., most recently as President. He is the son of Director Thomas M. Bross, Jr. Mr. Bross has served as a Director of the Bank since 1987 and of the Corporation since May 1987. He is a member of the Bank's Finance, and Audit and Compliance Committees. He is serving or has served on the Bank's Loan Committee during the past year.

     THOMAS M. BROSS, JR., age 76, is the former President and Chairman of the Board of Round Hill Foods, Inc., New Oxford, Pennsylvania, a food processor. He is the father of Director Michael D. Bross. Mr.
Bross has served as a Director of the Bank since 1973 and of the Corporation since August 1983. He served as Vice Chairman of the Board of Directors of the Corporation and the Bank from 1983 to 1997. He is a member of the Bank's Finance, and Strategic Planning Committees. He is serving or has served on the Bank's Loan Committee during the past year.

     EARL F. NOEL, JR., age 52, is President of Yazoo Mills, Inc., a manufacturer of paper tubes and cores, located in New Oxford, Pennsylvania. Mr. Noel has served as a Director of the Bank and the Corporation since September 1995. He is a member of the Bank's Finance, and Trust
Committees. He is or has served on the Bank's Loan Committee during the past year.

     J. BRADLEY SCOVILL, age 38, is Director, President and Chief Executive Officer of the Corporation since January 1996 and of the Bank since December 1994. He is an ex officio member of all committees of the Bank's Board of Directors, with the exception of the Audit and Compliance Committee. Mr. Scovill previously served as the Treasurer of the Corporation and Chief Financial Officer of the Bank.


Directors to Continue in Office Until 2000

     TERRENCE L. HORMEL, age 49, is President of KeyMan Distribution Resources, a contract logistical services company; Secretary/Treasurer of Keystone Distribution Center, a public warehousing and distribution company; and Treasurer of Midlantic Transfer, Ltd. He is also Managing Partner of Penntown Properties and Partner of Hormel Associates which are commercial real estate development and management companies. All of these companies are located in Hanover, Pennsylvania. He is the Treasurer of Hanover Hospital and Hanover Healthcorp, Inc. and is Chairman of the York County Industrial Development Corporation. Mr. Hormel is Chairman of the Board of Directors of the Corporation and the Bank. Mr. Hormel has served as a Director of the Bank since 1981 and of the Corporation since August 1983. He is Chairman of the Bank's Executive, Strategic Planning, and Finance Committees. He is serving or has served on the Bank's Loan Committee during the past year. He is an ex officio member of all committees of the Bank's Board of Directors.

     VINCENT P. PISULA, M.D., age 74, is a retired surgeon who practiced general surgery in the Hanover area since 1959. He has business experience in farming, land sales and development. Dr. Pisula has served as a Director of the Bank since 1969 and of the Corporation since August 1983. He is a member of the Bank's Audit and Compliance, Building, and Strategic Planning Committees. He is serving or has served on the Bank's Loan Committee during the past year.

     CHARLES W. TEST, age 71, is Chairman of the Board of C.W. Test Builder, Inc., general contractors (since 1958) and owner of C.W. Test Orchards, land development. Mr. Test has served as a Director of the Bank since 1973 and of the Corporation since August 1983. He is a member of the Bank's Audit and Compliance, and Building Committees. He is serving or has served on the Bank's Loan Committee during the past year.

     S. FORRY EISENHART, JR., age 48, is President and Chief Executive Officer of Eisenhart Wallcoverings Company and Eisenhart Corp., a wallcovering manufacturer headquartered in Hanover, Pennsylvania. Mr. Eisenhart has served as a Director of the Bank and the Corporation since August 1993. He is Chairman of the Bank's Trust Committee, and a member of the Bank's Executive, and Finance Committees. Mr. Eisenhart is serving or has served on the Bank's Loan Committee during the past year.

Board of Directors and Committees

     The Corporation's Board met ten times during 1997. The Board of Directors of the Bank met twelve times during 1997. During 1997, each incumbent director attended at least 75 percent of the aggregate number of meetings held by the Board of Directors of the Corporation and the Bank, and the committees of which the director was a member.

     The Corporation's Board has not provided for separate Audit, Nominating and Compensation Committees. However, the normal functions of such committees are carried out by the Board as a whole. Any shareholder who desires to propose an individual for consideration by the Board as a nominee for Director should submit a written proposal to the Secretary of the Corporation in accordance with the Pennsylvania Business Corporation Law of 1988, as amended.

     The Board of Directors of the Bank has standing Executive, Audit and Compliance, Trust, Finance, Strategic Planning and Building Committees. The Bank also has a standing Loan Committee that rotates all of its directors to serve for a period of at least three months each year. Terrence L. Hormel, Chairman of the Board, is an ex officio member of all Board committees for the Bank.

     The Audit and Compliance Committee of the Bank met four times during 1997 to review reports presented by the internal auditor and by the loan review and compliance officer. The Committee also reviews the annual audit performed by the external auditors. The Committee makes suggestions to management to improve internal control and to protect against improper security for all assets and records. This Committee is comprised of Directors B.F. Elsner, Chairman; M.D. Bross, J.D. Frock, V.P. Pisula, M.D and C.W. Test.


Compensation of Directors

     Directors of the Bank, including the Chairman of the Board, who are not also employees, are entitled to fees at the rate of $1,500 per quarter, $350 per regular Board Meeting and $150 for special Board Meetings and Committee Meetings.

     Terrence L. Hormel, as Chairman of the Board, receives an annual retainer of $14,400. He receives no fees for Committee Meetings. Mr. Hormel earned total fees of $24,900 during 1997. Aggregate fees paid to all directors in 1997 were $151,500.

     The Bank has Deferred Compensation Agreements with five current or former directors. Under these agreements, participating directors elected to forego receipt of director's fees for a period of five years in return for a defined benefit over a ten year period. In order to account for this benefit, the Bank is required to fund a liability which recognizes the Bank's future contractual obligation to the participants. The Bank is providing for cost recovery through the purchase of life insurance policies covering the participants on which it is the owner and beneficiary. Also, the Bank has Split Dollar Agreements with four current directors who had previously participated in Deferred
Compensation Agreements.  Under the Split Dollar Agreements, the
Bank agrees to purchase a life insurance policy for the participant until age 65. This life insurance policy is then split to provide the participant with an undefined amount of compensation over a ten year period while the Bank maintains the policy in force to provide cost recovery. Since there is no contractual obligation to provide a defined future benefit, the Bank is not required to fund a liability on behalf of the participant. The 1997 costs associated with the Deferred Compensation and Split Dollar Agreements was $72,347.

Compensation Committee Report

     The Board has primary and ultimate responsibility for the governance of the Corporation. The Board's fundamental task in discharging this responsibility, which includes serving as steward for the shareholders' investment and fiduciary for the customers' deposits, is to provide a capable staff of executive officers, including the Chief Executive Officer. The authority required to operate and manage the resources of the Corporation is delegated to these officers in order to achieve the stewardship and fiduciary goals established by the Board.

     Compensation of executive officers, including the Chief Executive Officer, is an essential aspect of the Board's governance responsibilities. The Executive Committee of the Board is responsible for implementing the Corporation's Executive Compensation Policy. This Policy is to provide and maintain a salary and benefit program that rewards executive officers, including the Chief Executive Officer, for service to the Corporation at a level sufficient to attract and retain the appropriate quality individual in each position.

     The compensation range for each position is determined through evaluation of internal and external equity, labor market conditions, and specific responsibilities set forth in the position description. Specific compensation for each officer, including the Chief Executive Officer, is based primarily on the performance of the incumbent, as measured in the annual performance review, with the goal of matching the officer's compensation to his/her "value added" to the Corporation. This "value added" has two components (1) the dollar value of adequately discharging the duties of the office as measured by the pay scale for the position, and
(2) the extra value added by the incumbent's extraordinary effort and results. Thus, the compensation for executive officers, including the Chief Executive Officer, consists of base salary plus performance-based incentives.

     Performance-based incentives are determined within the framework of the Corporation's Incentive Compensation Program. The Program is based upon the achievement of targeted corporate financial objective(s) which are established annually and in which all employees of the Corporation participate. Incentive pools are created for varying staff and officer levels as a function of base salaries. For option awards, a Black Scholes valuation model is utilized. Specific awards are determined to recognize the value of individual contributions during the year.

     In 1997, both short- and long-term incentives were awarded. Short-term incentives consisted of cash payments. Executive officers were not eligible for cash awards in 1997. Long-term incentives consisted of stock option awards. A total of 31,962 options were awarded, of which 4,600 stock options were granted to Mr. Scovill, the Chief Executive Officer of the Corporation and the Bank, based on the Board of Directors application of the Program parameters and subjective assessment.

     The Compensation Committee does not deem Section 162(m) of the Internal Revenue Code (the "IRC") to be applicable to the Corporation at this time. The Compensation Committee intends to monitor the future application of Section 162(m) of the IRC to the compensation paid to its executive officers and in the event that this section becomes applicable, it is the intent of the Compensation Committee to amend the Corporation's compensation plans to preserve the deductibility of the compensation payable under such plans.

     The following served as members of the Compensation Committee:  Terrence
L. Hormel, Chairman, Thomas M. Bross, Jr., S. Forry Eisenhart, Jr., Bertram
F. Elsner, John S. Hollinger, Jr., and J. Bradley Scovill.


Compensation Committee Interlocks and Insider Participation

     Mr. J. Bradley Scovill, President and Chief Executive Officer of the Corporation and the Bank, is a member of the Executive Committee. As a member of the Executive Committee, Mr. Scovill participated in discussions relating to compensation of executive officers of the Bank but he did not participate in discussions relating to his compensation.

Executive Compensation

                        SUMMARY COMPENSATION TABLE

                      ANNUAL COMPENSATION                   LONG TERM COMPENSATION

                                                                            AWARDS          PAYOUTS
                                                         OTHER
NAME AND                                                ANNUAL      RESTRICTED                           ALL OTHER
PRINCIPAL                                               COMPEN-       STOCK      0PTIONS/      LTIP        COMPEN-
POSITION             YEAR       SALARY($)    BONUS($)   SATION($)(1)  AWARDS($) SAR'S(#)(2)  PAYOUTS($)   SATION($)(3)
J. Bradley Scovill,  1997        134,829      ---       4,447           ---        4,600      ---           7,479
   President and     1996        127,180      ---       2,915           ---        5,280      ---           7,204
   Chief Executive   1995        120,000    12,000      6,865           ---        5,282      ---           3,375
   Officer



(1)  For 1997, $2,556 was the cost of country club membership dues and $1,891 was the cost of company provided automobile.  For 1996, $1,665 was the cost of country club membership dues and $1,250 was the cost of company provided automobile.  For 1995, $4,688 was the cost of country club initiation fees, $1,665 was the cost of country club membership dues and $512 was the cost of company provided automobile.

(2)  The number of options are adjusted for a 3 for 2 stock split on May 15, 1995.

(3)  Consists of Bank of Hanover's contribution to the Hanover Bancorp, Inc. 401(k) Plan.

                                     8

Option Grants and Fiscal Year End Values

     The following table shows all grants in 1997 of stock options to the executive officer named in the
Summary Compensation Table above.  All grants were made under the Corporation's Omnibus Stock Plan.
                  OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                           Potential
                                                                         Realizable Value at
                                                                         Assumed Annual
                                                                          Appreciation
               Individual Grants                                       for Option Term

                                        % of
                        Number of      Total
                        Securities   Options/SARs
                        Underlying   Granted to    Exercise
                       Option/SARs   Employees     or Base
                         Granted     in Fiscal      Price    Expiration
  Name                     (#)          Year        ($/Sh)      Date       5% ($)    10% ($)
J. Bradley Scovill,     1,200(1)       3.75%         18.50    01-01-07      20,151    48,645
  President and Chief   3,400(2)      10.64%         22.75    12-31-07      42,172   123,276
  Executive Officer

(1)  Options were issued on January 1, 1997 under the Omnibus Stock Plan and will become exercisable on
     January 1, 2000 with no partial vesting prior to January 1, 2000.  All options must be exercised within ten years of the grant date or they expire.

(2)  Options were issued on December 31, 1997 under the Omnibus Stock Plan and will become exercisable on
     December 31, 2000 with no partial vesting prior to December 31, 2000. All options must be exercised within ten years of the grant date or they expire.

     The following table provides information concerning the option exercises during the last fiscal year and the number and value of the unexercised options to purchase the Corporation's Common Stock granted to the executive officer named in the Summary Compensation Table above.
                                                   Number of Securities                    Value of Unexercised
                                                  Underlying Unexercised                       In-the-Money
                                                  Options at Fiscal Year-End(#)        Options at Fiscal Year-End($)(2)


                          Shares
                         Acquired        Value
  Name                 on Exercise(#)  Realized($)  Exercisable    Unexercisable(1)   Exercisable     Unexercisable(1)
J. Bradley Scovill          ---           ---          5,100           15,162         $  18,258         $ 48,346
  President and Chief
  Executive Officer

(1)  Options are unexercisable because they have not yet vested under the terms of the Corporation's
Omnibus Stock Plan.

(2)  Based on the market price per share as of December 31, 1997 ($22.75) and specific option exercise prices per share.

                                     9

Shareholder Return Performance Graph

     Set forth below is a line graph comparing the yearly change in the cumulative total shareholder return on the Corporation's Common Stock against the cumulative total return of the S & P 500 index and a selected peer group for the period of five (5) years commencing on January 1, 1993, and ended December 31, 1997. Shareholder return shown on the graph below is not necessarily indicative of future performance.

<PERFORMANCE GRAPH OMITTED>

<THE FOLLOWING IS A DESCRIPTION OF THE PERFORMANCE GRAPH IN A TABULAR FORMAT>

Comparison of Five Year Cumulative Total Return
                          1992          1993      1994      1995      1996      1997
Peer Group Index         100.00        142.84    164.98    180.51    203.84    295.22
Hanover Bancorp, Inc.    100.00        143.63    171.07    178.85    183.60    229.62
S&P 500 Index            100.00        110.02    111.51    153.26    188.36    251.12

(1)  Peer group information appearing above includes the following companies:  ACNB Corp., CNB Financial
     Corp., Citizens and Northern Corp., Drovers Bancshares Corp., First West Chester Corp., Franklin
     Financial Services Corp., Penn Security Bank and Trust Company, Pennrock Financial Services, Penns
     Woods Bancorp, Inc. , and Sterling Financial Corp.  Such bank holding companies were originally selected based on four criteria:  total assets between $200 million and $750 million; market capitalization greater than $25 million; headquarters located in Pennsylvania; and not listed on
     NASDAQ national market.


Retirement Benefits

Pension Plan

     On January 19, 1996, the Board of Directors authorized an amendment to curtail the Bank's defined benefit pension plan. Under the curtailment, pension benefits were frozen as of March 31, 1996, as further explained below. On September 16, 1996, approximately two-thirds of the plan's accumulated benefit obligation was settled via the purchase of annuity contracts. The remainder of the plan will be administered in frozen status until such time as management deems termination and final settlement appropriate.

     The plan provides an annual benefit equal to 1% of the employee's average pay for each year of service (basic portion) plus 0.65% of his or her average pay in excess of the social security integration level for each year of service up to a maximum of 35 years (excess portion), paid in equal monthly installments. These computations were performed as of the March 31, 1996 curtailment date and the individual vested pension benefits were frozen at that time. As such, average pay represents the employee's average pay during his or her five years of employment prior to the curtailment date. The social security integration level is defined in the Plan so as to be an estimate of the average social security maximum taxable wage base during the employee's working lifetime. The following table illustrates this benefit structure.

    Final Average Pay             Annual Pension Upon Retirement
  5 Years of Employment                at Age 65 (in 1996)
   Prior to Curtailment             Years of Service Indicated
                              5 Years   15 Years  25 Years  35 Years
         $20,000              $ 1,000   $ 3,000  $ 5,000   $ 7,000
          40,000                2,404     7,211   12,019    16,826
          80,000                5,704    17,111   28,519    39,926
         100,000                7,354    22,061   36,769    51,476
         120,000                9,004    27,011   45,019    63,026
         140,000               10,654    31,961   53,269    74,576
         160,000               11,479    34,436   57,394    80,351

                                     10

     In general, benefits which were vested as of the curtailment date are payable upon a participant's retirement, disability or death.

     While in frozen status, the funding policy of the Bank will be to make contributions as necessary to meet the minimum funding requirements set forth in the Employee Retirement Income Security Act of 1974. Individual costs to fund accumulated pension benefits are calculated on an estimated basis since the Employee Pension Plan's funding method uses aggregate amounts, which are averaged over all funded participants.

     The covered compensation of Mr. J. Bradley Scovill, President and Chief Executive Officer of the Corporation and the Bank was $93,263, which represents his average salary over the five years of his employment with the Corporation and the Bank prior to the curtailment date. Mr.Scovill had four years of credited service under the plan as of the curtailment date.


401(k) Plan

     Effective January 1, 1985, Bank of Hanover made available to eligible employees a 401(k) Plan (the "Plan") designed to give employees a source of financial security and an investment opportunity. The Plan is intended to comply with the requirements of Section 401(k) of the Internal Revenue Code and is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). The Plan is administered by the Bank's Trust Department which also acts as the Trustee of the Plan.

     All employees of the Corporation and its subsidiary who have completed at least one year of employment as defined in the Plan and are 21 years of age are eligible to participate in the Plan. In each pay period a participant may elect to defer up to 15 percent of base salary/wages and to have that amount contributed to the Plan by the Bank on the participant's behalf, up to the maximum allowable contribution as established by the Internal Revenue Service. In addition, contributions made on behalf of "highly compensated" employees may be further restricted as provided for in the Internal Revenue Code (Code). The total amount of a participant's contributions for a given month is allocated to the Plan according to its terms. Except as may be restricted by the Code, a matching contribution is made by the Bank equal to 50 percent of the participant's contributions for such month, up to four percent of the participant's base salary/wages. Beginning in 1996, the Plan was amended to provide for discretionary contributions by the Bank to all eligible employees. All funds are held in trust and are invested by the Trustee in accordance with the participant's directions within the scope of alternative investments available under the Plan. All elective, matching and discretionary contributions are 100 percent vested upon placement into the Plan.

     Personal after-tax voluntary contributions made prior to January 1, 1988, may be withdrawn at any time upon the required notice. Participants may no longer make personal after-tax contributions to the Plan. Amounts contributed to the Plan on the participant's behalf, as set forth in the preceding paragraph, may be withdrawn only in the event of financial hardship; however, any such withdrawal may not include any earnings on pre-tax contributions credited to the participant's account after December 31, 1988. Upon termination of employment or upon attaining the age of 59 1/2, a participant's entire interest in the Plan becomes payable. A participant may receive a lump sum distribution or may, in certain circumstances, elect to defer or receive installment payments.

     Employer matching contributions and a discretionary contribution made to all employees of the Corporation and the Bank during 1997 totaled $205,000.

Severance Agreement

     On March 22, 1995, the Corporation, the Bank and J. Bradley Scovill, President and Chief Executive Officer of the Corporation and the Bank, entered into a severance agreement which is triggered upon a change of control of the Corporation and the Bank (the "Agreement"). The Agreement provides that in the event that within one year following a change of control of the Corporation and/or the Bank (as defined in the Agreement), Mr. Scovill is discharged other than for cause (as defined in the Agreement), or Mr. Scovill resigns from the successor to the Corporation and/or the Bank for good reason (as defined in the Agreement), he will receive, monthly, an amount equal to one-twelfth of his base annual salary that is being paid to him on January 1st of the year in which the change of control shall occur for a period of 18 months from the date of his discharge (for reasons other than for cause) or resignation (for good reason). This 18 month period is the severance benefit period. In addition, Mr. Scovill will receive, during the severance benefit period, medical, health, accident and disability insurance and a survivor's income benefit in form, substance and amount which, is in each case, substantially equivalent to that provided to him before the commencement of the severance benefit period.

     Under the terms of the Agreement, Mr. Scovill will be required to mitigate the amount of any payment or benefit provided him as described above by seeking employment in a substantially similar position, and the successor to the Corporation and the Bank will be entitled to setoff against the amount of any payment or benefit provided to Mr. Scovill, pursuant to the Agreement, by any amounts earned by Mr. Scovill in other employment during the severance benefit period.


Officers of the Corporation

                                                                              Number Shares
 Employee                                                         Employee      Beneficially
   Name                Age       Position                 Since     Since           Owned
Terrence L. Hormel     49       Chairman of the Board       1990    1981           16,978

John S. Hollinger, Jr. 55       Vice Chairman               1998    1978            8,712


J. Bradley Scovill     38       President and               1996    1991            8,000
                                Chief Executive Officer


Thomas J. Paholsky     36       Treasurer                   1996     1996             231


Gerald M.Warner        63       Secretary
                                /Assistant Treasurer        1991     1961           1,737

                                     12

Principal Officers of the Bank

                                                                                 Number Shares
Employee                                                            Employee      Beneficially
   Name                  Age           Position            Since      Since         Owned
Terrence L. Hormel       49       Chairman of the Board     1991       1981        16,978

John S. Hollinger, Jr.   55       Vice Chairman             1998       1978         8,712

J. Bradley Scovill       38       President and Chief       1994       1991         8,000
                                  Executive Officer

Chad M. Clabaugh         36       Executive Vice President  1996       1981           274
                                  Sales Group

William J. Callaghan     38       Senior Vice President     1997       1997          ---
                                  Operations

Jeffrey K. Dice          49       Senior Vice President     1986       1982          ---
                                  Credit Services

Jacquelyn A. Lebow       40       Senior Vice President     1993       1993           128
                                  Director of Marketing

Thomas J. Paholsky       36       Senior Vice President     1996       1996           231
                                  Chief Financial Officer

James A. Smiley          45       Senior Vice President     1997       1997           612
                                  Trust/Investment Services

Gerald M. Warner         63       Vice President
                                  Comptroller               1984       1961         1,737
                                  Cashier/Secretary         1991

Carol M. Wuenschel       44       Senior Vice President     1994       1994           242
                                  Director of Human Resources

Certain Transactions

     It is not within the policies or practices of the Corporation or of the Bank to provide personal benefits to principal officers or directors (except as a measure of reasonable compensation for services). There are no "fringe benefits" paid or payable to any such person that are not available generally to all other salaried employees. To facilitate the performance of his duties, the President and CEO of the Bank has been furnished with a company automobile and membership to a local country club. This officer pays all charges attributed to his personal use thereof.

     The Corporation and the Bank have engaged in, and expect to continue to engage in, transactions in the ordinary course of business with many of its directors and officers and their associates on the same terms, including interest rates and collateral on loans, as those prevailing at the time for comparable transactions with others. These transactions do not involve more than the normal risk of collection, nor do they present other unfavorable features.

     The largest aggregate amount of indebtedness outstanding at any time during fiscal year 1997 to officers and directors of the Corporation and the Bank was $2,853,269. The aggregate amount of indebtedness outstanding as of the latest practicable date, January 31, 1998, to the above described group was $2,739,605 approximately 8.00 percent of the total equity capital of the Corporation.


Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Corporation's officers and directors, and persons who own more than ten percent (10%) of the registered class of the Corporation's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Officers, directors, and greater than ten percent (10%) shareholders are required by SEC regulation to furnish the Corporation with copies of all Section 16(a) forms they file.

     Based solely on its review of the copies of such Forms received by it, or on written representation from reporting persons that no Forms 5 were required for those persons, the Corporation believes that during the period January 1, 1997 through December 31, 1997, its officers and directors were in compliance with all Section 16 filing requirements applicable to them, with the exception of Director Eisenhart for whom the activity for one month was reported late on a Form 5.


Legal Proceedings

     The nature of the Corporation's and the Bank's business generates a certain amount of litigation involving matters arising in the ordinary course of business. However, in the opinion of management of the Corporation and the Bank, there are no proceedings pending to which the Corporation and/or the Bank are a party or to which its property is subject which, if determined adversely to the Corporation and the Bank, would be material in relation to the Corporation's and the Bank's undivided profits or financial condition, nor are there any proceedings pending other than ordinary routine litigation incidental to the business of the Corporation and the Bank. In addition, no material proceedings are pending or are known to be threatened or contemplated against the Corporation and the Bank by government authorities or others.


1999 Shareholders Proposals

     Proposals of security holders intended to be presented at the 1999 Annual Meeting must be received by the Chairman of the Board, 33 Carlisle Street, Hanover, Pennsylvania 17331, by November 30, 1998, for inclusion in the Corporation's Proxy Statement and Proxy form related to the Meeting.

Annual Report

     A copy of the Corporation's Annual Report is enclosed with this Proxy Statement.


Other Matters

     The Board knows of no other matters to be presented for consideration at the Annual Meeting other than those described in the accompanying Notice of Annual Meeting of Shareholders. If any other matters shall properly come before the Meeting, it is the intention of the persons named in the accompanying Proxy to vote on such matters in accordance with their best judgment.


Independent Certified Public Accountants

     Ernst & Young LLP, Certified Public Accountants of Harrisburg, Pennsylvania, has been retained as the Corporation's principal accountants for the year ending December 31, 1998.

     A representative of Ernst & Young LLP will be present at the Annual Shareholders Meeting and will be available to respond to appropriate questions.


ADDITIONAL INFORMATION

     UPON WRITTEN REQUEST OF ANY SHAREHOLDER, A COPY OF THE CORPORATION'S FORM 10-K FOR ITS FISCAL YEAR ENDED DECEMBER 31, 1997, INCLUDING THE FINANCIAL STATEMENTS AND THE SCHEDULES ATTACHED THERETO, REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 13a-1 UNDER THE SECURITIES EXCHANGE ACT OF 1934 AS AMENDED, MAY BE OBTAINED, WITHOUT CHARGE, FROM GERALD M. WARNER, SECRETARY, HANOVER BANCORP, INC., 33 CARLISLE STREET, HANOVER, PENNSYLVANIA 17331.

ANNUAL DISCLOSURE STATEMENT

Notice of availability

Financial information about the Bank is available to our customers, shareholders and the general public on request.

In accordance with Federal regulations to facilitate more informed decision-making by depositors and the general public, we will provide an ANNUAL DISCLOSURE STATEMENT containing financial information for the last two years. This information will be updated each year as of March 31.

To Obtain A Copy

To obtain a copy of the ANNUAL DISCLOSURE STATEMENT, please contact:

Gerald M. Warner
Secretary
HANOVER BANCORP, INC
33 Carlisle Street
Hanover, Pennsylvania  17331
(717) 637-2201

HANOVER BANCORP, INC.
PROXY

ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 21, 1998
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned shareholder of Hanover Bancorp, Inc., Hanover, Pennsylvania, hereby constitutes and appoints Dorothy Crabbs and John Stawski and each or any of them, Proxies of the undersigned, with full power of substitution, to vote all the shares of Hanover Bancorp, Inc. (the "Corporation") that the undersigned may be entitled to vote at the Annual Meeting of Shareholders of the Corporation to be held at the Hanover Country Club, Lincolnway East, R.D. 1, Abbottstown, Pennsylvania 17301, on Tuesday, April 21, 1998, at 9:30 a.m., prevailing time, and at any adjournment or postponement thereof as follows:

1. Election of Directors:  Bertram F. Elsner, J. Daniel Frock, Dr. Gordon
A. Haaland and John S. Hollinger, Jr. to serve for a three (3) year term.

____ FOR all nominees listed above (except as marked to the contrary below)

____ WITHHOLD AUTHORITY to vote for all nominees listed above

(Instruction: to withhold authority to vote for any individual nominee, write that nominee's name in the space provided below)


IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENT OR POSTPONEMENT THEREOF. (see other side)

HANOVER BANCORP, INC.
PROXY


THIS PROXY, WHEN PROPERLY SIGNED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED.






Dated:____________________________, 1998
___________________________________

___________________________________
Signature(s)


Number of Shares Held of Record on February 28, 1998: _________

THIS PROXY MUST BE DATED, SIGNED BY THE SHAREHOLDER AND RETURNED PROMPTLY TO THE CORPORATION IN THE ENCLOSED ENVELOPE. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE. IF MORE THAN ONE TRUSTEE, ALL SHOULD SIGN. IF STOCK IS HELD JOINTLY, EACH OWNER SHOULD SIGN.